UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2020

BAJA CUSTOM DESIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38457	82-3184409
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1033 B Avenue No. 101 Coronado, California 92118
(Address of principal executive offices)
(858) 459-9400
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	BJCD	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.03 Material Modification to Rights of Security Holders.

On April 7, 2020, the Board of Directors of Baja Custom Design, Inc., a Delaware corporation (“we,” “BJCD” or the “Company”), approved a reduction in the exercise price of the following common stock purchase warrants of the Company, effective immediately:

Common Stock Purchase Warrants	Former Exercise Price	New Exercise Price	Issued and Outstanding
“A” Warrants	$4.00	$0.10	500,000
“B” Warrants	$5.00	$0.10	500,000
“C” Warrants	$6.00	$0.10	500,000
“D” Warrants	$7.00	$0.10	500,000
“E” Warrants	$8.00	$0.10	500,000

Except as described above, no other modifications were made to such common stock purchase warrants. The reduction of the common stock purchase warrant exercise price was made to facilitate obtaining working capital financing for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baja Custom Design, Inc.
Dated: April 8, 2020

	By:	/s/ Linda Masters
Linda Masters
Chief Executive Officer and President